Putnam Tax Free High Yield Fund, Annual Report, 7/31/06



Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended July 31, 2006 Putnam Management has
assumed $9,371 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 5).

72DD1 (000s omitted)		Class A	61,835
					Class B	 8,297
					Class C	   858

72DD2 (000s omitted)		Class M	   521

73A1					Class A	0.604342
					Class B	0.523484
					Class C	0.503561

73A2					Class M	0.567893

74U1	(000s omitted)		Class A	  99,863
					Class B	  13,088
					Class C	   1,650

74U2	(000s omitted)		Class M	    890


74V1					Class A	12.95
					Class B	12.97
					Class C	12.96

74V2					Class M	12.95

85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.